Exhibit 8.1

Subsidiaries of the registrant

No.	Company name in English	Jurisdiction of Incorporation
1	Nidec America Corporation	U.S.A
2	Nidec Electronics GmbH	Germany
3	Nidec Electronics (Thailand) Co., Ltd.	Thailand
4	Nidec Precision (Thailand) Co., Ltd.	Thailand
5	Nidec Hi-Tech Motor (Thailand) Co., Ltd.	Thailand
6	Nidec (Dalian) Limited	China
7	Nidec Taiwan Corporation	Taiwan
8	Nidec Singapore Pte. Ltd.	Singapore
9	P.T. Nidec Indonesia	Indonesia
10	Nidec (H.K.) Co., Ltd.	Hong Kong
11	Nidec Philippines Corporation	Philippines
12	Nidec Precision Philippines Corporation	Philippines
13	Nidec Subic Philippines Corporation	Philippines
14	Nidec Korea Corporation	Korea
15	Nidec-Kyori Corporation	Japan
16	Nidec-Kyori (Shanghai) Machinery Corporation	China
17	Nidec Machinery Corporation	Japan
18	Nidec Machinery (Thailand) Co., Ltd.	Thailand
19	Nidec Total Service Corporation	Japan
20	Nidec Total Service (Zhejiang) Corporation	China
21	Nidec Nemicon Corporation	Japan
22	Nidec Power Motor Corporation	Japan
23	Nidec Seiko Corporation	Japan
24	Nidec Power Motor (Shanghai) International Trading Co., Ltd.	China
25	Nidec Power Motor (Zhejiang) Co., Ltd.	China
26	Nidec-Shimpo Corporation	Japan
27	Nidec-Read Corporation	Japan
28	Nidec-Read Taiwan Corporation	Taiwan
29	Nidec-Read Korea Corporation	Korea
30	Nidec-Shimpo America Corporation	U.S.A
31	Shimpo Drives Incorporation	U.S.A
32	Nidec-Shimpo Philippines Corporation	Philippines
33	Nidec -Shimpo (Shanghai) International Trading Co., Ltd.	China
34	Nidec-Shimpo (Zhejiang) Corporation	China
35	Nidec-Shimpo (H.K.) Co., Ltd.	Hong Kong
36	Nidec Tosok Corporation	Japan
37	Nidec Tosok (Vietnam) Co., Ltd.	Vietnam
38	Nidec Tosok (Shanghai) Co., Ltd.	China
39	Nidec Copal Corporation	Japan
40	Nidec Copal Philippines Corporation	Philippines
41	Nidec Copal (Vietnam) Co., Ltd.	Vietnam
42	Nidec Copal (Malaysia) Sdn. Bhd.	Malaysia
43	Nidec Copal Precision Parts Corporation	Japan
44	Nidec Copal (Thailand) Co., Ltd.	Thailand
45	Copal Optical and Electronic Machinery (Shanghai) Co., Ltd.	China
46	Nidec Copal (U.S.A) Corporation	U.S.A
47	Nidec Copal Hong Kong Co., Ltd.	Hong Kong
48	Nidec Copal (Zhejiang) Co., Ltd.	China
49	Nidec Copal Electronics Corporation	Japan
50	Nidec Copal Electronics, Inc.	U.S.A
51	Nidec Copal Electronics GmbH	Germany
52	Globa Service Inc.	Japan
53	Globa Sales Co., Ltd.	Japan
54	Kansai Globa Sales Co., Ltd.	Japan
55	Nidec Copal Electronics (Shanghai) Co., Ltd.	China
56	Nidec Copal Electronics (Korea) Co.,Ltd.	Korea
57	Nidec Copal Electronics (Zhejiang) Co., Ltd.	China
58	Fujisoku Corporation	Japan
59	Nidec Shibaura Corporation	Japan
60	Nidec Shibaura (Zhejiang) Co., Ltd.	China
61	Nidec Shibaura Electronics (Thailand) Co., Ltd.	Thailand
62	Nidec Shibaura (H.K.) Limited	Hong Kong
63	Nidec Steel Products (Zhejiang) Co., Ltd.	China
64	Nidec System Engineering (Zhejiang) Corporation	China
65	Nidec (Zhejiang) Corporation	China
66	Nidec (Dongguan) Limited	China
67	Nidec Automobile Motor (Zhejiang) Corporation	China
68	Nidec (New Territories) Co., Ltd.	China
69	Nidec (Shanghai) International Trading Co., Ltd.	China
70	Nidec Vietnam Corporation	Vietnam
71	Nidec Sankyo Corporation	Japan
72	Nidec Logistics Corporation	Japan
73	Nidec Logistics Consulting (Pinghu) Corporation	China
74	Nidec Sankyo Service engineering Corporation	Japan
75	Nidec Sankyo Shoji Corporation	Japan
76	Nidec Sankyo America Corporation	U.S.A
77	Nidec Sankyo Taiwan Corporation	Taiwan
78	Nidec Sankyo Singapore Pte. Ltd.	Singapore
79	Nidec Sankyo (Zhejiang) Corporation	China
80	Nidec Sankyo Vietnam Corporation	Vietnam
81	Nidec Sankyo (Fuzhou) Corporation	China
82	Nidec Sankyo Fuzhou (H.K.) Co., Ltd.	Hong Kong
83	Nidec Sankyo Electronics (Shanghai) Corporation	China
84	Nidec Sankyo (H.K.) Co., Ltd.	Hong Kong
85	Nidec Sankyo Electronics (Shaoguan) Co., Ltd.	China
86	Nidec Sankyo Electronics (Shenzhen) Corporation	China
87	Nidec Sankyo Europe GmbH	Germany
88	Nidec Nissin Corporation	Japan
89	Nidec Nissin Tohoku Corporation	Japan
90	Nidec Nissin (H.K.) Co., Ltd.	Hong Kong
91	Nidec Nissin (Dongguan) Corporation	China
92	Nidec Nissin Vietnam Corporation	Vietnam
93	P.T. Nidec Nissin Indonesia	Indonesia
94	Nidec Nissin (Dalian) Corporation	China
95	Nidec Pigeon Corporation	Japan
96	Nidec Pigeon (H.K.) Co., Ltd.	Hong Kong
97	Nidec Motors & Actuators	France
98	Nidec Motors & Actuators (Germany) GmbH	Germany
99	NMA Property Verwaltungsgesellschaft mbH	Germany
100	Nidec Motors & Actuators (Poland) Sp.Z o.o.	Poland
101	Nidec Motors & Actuators (Spain) S.A.	Spain
102	Nidec Motors & Actuators (USA)） INC.	U.S.A
103	Nidec Motors & Actuators （Mexico) S. de R.L. de C.V.	Mexico
104	Brilliant Manufacturing Limited	Singapore
105	BMS Technology PTE. Ltd.	Singapore
106	BG Casting Pte. Ltd.	Singapore
107	Legend Precision Pte. Ltd.	Singapore
108	PT Brilliant Precision	Indonesia
109	PT Pacific Coatings Batam	Indonesia
110	Brilliant Manufacturing (Thailand) Co., Ltd.	Thailand
111	Brilliant Precision (Thailand) Co., Ltd.	Thailand
112	Brilliant Manufacturing (Suzhou) Co., Ltd.	China
113	Brilliant Technology (Suzhou) Co., Ltd.	China
114	BMS Technology (Suzhou) Co., Ltd.	China
115	Brilliant Magnesium Pte. Ltd.	Singapore
116	Brilliant Precision Manufacturing Sdn. Bhd.	Malaysia
117	Taima Casting Sdn. Bhd.	Malaysia